As filed with the Securities and Exchange Commission on March 7,
1996

                                      Registration No. 33-_________

===================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                        -----------------------

                               FORM S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        -----------------------

                      SA TELECOMMUNICATIONS, INC.
        (Exact name of Registrant as specified in its charter)

          Delaware                              75-2258519
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)              Identification No.)

   1600 Promenade Center, Suite 1510
           Richardson, Texas                      75080
(Address of Principal Executive Offices)        (Zip Code)

                        -----------------------

SA HOLDINGS, INC. 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                       (Full title of the plan)

     LYNN H. JOHNSON, ESQ.                         Copy to:
Vice President & General Counsel            MARK S. SOLOMON, ESQ.
  SA TELECOMMUNICATIONS, INC.                  Arter & Hadden
1600 Promenade Center, Suite 1510         1717 Main St., Suite 4100
    Richardson, Texas  75080              Dallas, Texas  75201-4605
         (214) 690-5888                         (214) 761-2100
  (Name, address and telephone
  number, including area code,
      of agent for service)

                        -----------------------


                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                  Proposed Maximum         Proposed Maximum
Title of Securities to        Amount to be        Offering Price           Aggregate                Amount of
be Registered                 Registered(1)       Per Share                Offering Price(2)        Registration Fee
----------------------        -------------       ----------------         -----------------        -----------------
Common Stock                  1,000,000 Shares         (2)                 $2,441,719               $842
($.0001 par value)
=========================================================================================================================

      (1) The securities to be registered represent shares of Common Stock issued or reserved for issuance under the SA Holdings, Inc. 1994 Non-Employee Director Stock Option Plan (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of options granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.

      (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee as follows: (i) the maximum proposed offering price at which outstanding options under the Plan (157,500 shares of Common Stock) may be exercised is $388,125 and (ii) the maximum proposed offering price at which unissued options may be exercised under the Plan (842,500 shares of Common Stock) is $2,053,594 calculated on the basis of the closing sale price per share of Common Stock on the Nasdaq Stock
Market's Small Cap Market on March 4, 1996 ($2.4375), in accordance with Rule 457(c).

                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual
           Information.*


* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to part I of Form S-8.


                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     SA Telecommunications, Inc. f/k/a SA Holdings, Inc. (the "Registrant" or the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange Commission (the "Commission"):

     (1) the Company's Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended December 31, 1994;

     (2) the Company's Quarterly Reports filed with the Commission on Form 10-QSB for the quarters ended March 31, 1995 (and amended on Form 10-QSB/A as filed with the Commission on December 12, 1995), June 30, 1995 (as amended on Form 10-QSB/A as filed with the Commission on December 12, 1995) and September 30, 1995;

     (3) the Company's Current Reports on Form 8-K (i) dated July 31, 1995 and filed with the Commission on August 15, 1995 (and amended on Form 8-K/A as filed with the Commission on October 13, 1995 and on Form 8-K/A-2 as filed with the Commission on December 12, 1995), (ii) dated October
          6, 1995 and filed with the Commission on October 11, 1995 and (iii) the Company's Form 8-K/A-2 as filed with the Commission on December 11, 1995, which is the Company's second amendment to the Company's Form 8-K dated May 12, 1994;

     (4) the description of the Company's common stock, par value $.0001 per share (the "Common Stock"), contained in Item 1 of the Company's Registration Statement on Form 8-A dated October 19, 1989 and filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     (5) all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the Registration Statement have been sold or that deregisters all securities remaining unsold at the time of such amendment.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.  Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law
(the "DGCL") provides broad authority for indemnification of officers and directors. Article 10 of the Company's Certificate of Incorporation, as amended, provides for indemnification of officers and directors to the fullest extent permitted by the DGCL.
Article V of the Company's Bylaws contains provisions requiring the indemnification of the Company's directors and officers upon and pursuant to terms specified therein and under applicable provisions of the DGCL. The Company believes that these provisions are necessary to abstract and retain qualified persons as directors and officers.

      The Registrant does not maintain directors' and officers' liability insurance.

      The foregoing summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation and Bylaws of the Company referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      (a)  Exhibits.

      Exhibit         Description

       4.1 SA Holdings, Inc. 1994 Non-Employee Directors Stock Option Plan (the "Plan") (filed herewith)

       4.2 Form of Stock Option Agreement relating to options granted under the Plan (filed herewith)

       5.1 Opinion of Arter & Hadden regarding legality of securities being registered (filed herewith)

      23.1 Consent of Arter & Hadden (included in their opinion filed as Exhibit 5.1) (filed herewith)

      23.2            Consent of Price Waterhouse LLP (filed
                      herewith)

      23.3            Consent of King, Burns & Company, P.C.
                      (filed herewith)

      23.4 Cosent of Duff and Anderson, P.C. (filed herewith)

      23.5            Consent of Samson, Robbins & Associates,
                      P.L.L.C. (filed herewith)

Item 9.  Undertakings.

      (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(A) and
      (a)(1)(B) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 of Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           [Remainder of Page II-4 Intentionally Left Blank]

                              SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on March 4, 1996:

                        SA TELECOMMUNICATIONS, INC.


                        By:     /s/ Jack W. Matz. Jr.
                                Jack W. Matz, Jr.
                                Chairman of the Board and
                                Chief Executive Officer


                           POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jack W. Matz, Jr. and Lynn Johnson, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on March 4, 1996:

Signature                       Title


/s/ Jack W. Matz, Jr.           Chairman, Chief Executive
Jack W. Matz, Jr.               Officer and Director
                                (Principal Executive Officer)


/s/ Paul R. Miller              President, Chief Operating
Paul R. Miller                  Officer and Director


/s/ J. David Darnell            Chief Financial Officer, Vice
J. David Darnell                President-Finance and
                                Director (Principal Financial and
                                Accounting Officer)


/s/ John Q. Ebert               Director
John Q. Ebert


/s/ Igor I. Mamatov             Director
Igor I. Mamatov


/s/ Dean A. Thomas              Director
Dean A. Thomas


/s/ Barry J. Williams, M.D.     Director
Barry J. Williams, M.D.


/s/ Pete W. Smith               Director
Pete W. Smith


/s/ Thomas L. Cunningham        Director
Thomas L. Cunningham


/s/ John H. Nugent              Director
John H. Nugent


_____________________________   Director
Howard F. Curd


/s/ Terry R. Houston            Vice President-Telecom
Terry R. Houston                Acquisitions and Director

                           INDEX TO EXHIBITS


      Exhibit         Description

       4.1 SA Holdings, Inc. 1994 Non-Employee Directors Stock Option Plan (the "Plan") (filed herewith)

       4.2 Form of Stock Option Agreement relating to options granted under the Plan (filed herewith)

       5.1 Opinion of Arter & Hadden regarding legality of securities being registered (filed herewith)

      23.1 Consent of Arter & Hadden (included in their opinion filed as Exhibit 5.1) (filed herewith)

      23.2            Consent of Price Waterhouse LLP (filed
                      herewith)

      23.3            Consent of King, Burns & Company, P.C.
                      (filed herewith)

      23.4 Cosent of Duff and Anderson, P.C. (filed herewith)

      23.5            Consent of Samson, Robbins & Associates,
                      P.L.L.C. (filed herewith)